SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): March 15, 2001



                       U.S. AUTOMOTIVE MANUFACTURING, INC.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                       00-20436                 65-0309477

 (State or Other Jurisdiction         (Commission             (I.R.S. Employer
      of Incorporation)               File Number)           Identification No.)




                            ROUTE 627, AIRPORT DRIVE
                             TAPPAHANNOCK, VA 22560
                    (Address of principal executive offices)


                                 (804) 443-5356
              (Registrant's telephone number, including area code)


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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

     On March 15, 2001, the United States Bankruptcy Court for the District of Delaware in Wilmington (the "Bankruptcy Court") issued an order (the "Sale Order") approving the terms of the Asset Sale and Purchase Agreement dated January 22, 2001, as amended (the "Purchase Agreement") in all material respects and permitting the consummation of the transactions contemplated thereby. The closing is expected to occur on or before April 9, 2001. Upon completion of the sale of substantially all of the assets of the Company under the Purchase Agreement, it is anticipated that the Company will be liquidated. Because of the amount of debt outstanding, the Company does not expect the stockholders to receive any value for their shares of common stock in the Company.

     The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Sale Order attached hereto as Exhibit 99.1 which is incorporated herein by reference.

ITEM 5.  OTHER EVENTS.

     The Company intends to file a no-action letter with the Securities and Exchange Commission requesting relief from its periodic reporting requirements under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 and will instead file, under cover of Form 8-K, all periodic financial reports and the final report that are required to be filed with the Bankruptcy Court.


     This report contains forward-looking statements which are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, which involve risks and uncertainties that may affect the Company's business and prospects. Actual performance may differ from that described in these forward-looking statements, which speak only as of the date hereof.


ITEM 7.  EXHIBITS.

    Exhibit 99.1 Sale Order dated March 15, 2001.(The Asset Sale and Purchase Agreement dated January 22, 2001, which was attached to the Sale Order as a part of Exhibit A thereto, has been omitted from this Exhibit 99.1, as it was previously filed on Form 8-K dated January 31, 2001 and is incorporated herein by reference.)

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             U.S. AUTOMOTIVE MANUFACTURING, INC.


Date:  March 23, 2001                        By:   /s/ Martin Chevalier
                                                   --------------------
                                                   Martin Chevalier
                                                   President